Exhibit 99.1

Heliogen Confirms Receipt of Unsolicited, Non-Binding Acquisition Proposal

PASADENA, Calif., April 14, 2023 – Heliogen, Inc. (“Heliogen” or the “Company”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced that it has received an unsolicited, non-binding proposal from Continuum Renewables, Inc. (“CRI”) to acquire all of the outstanding shares of common stock of Heliogen for cash consideration of $0.40 per share.

The non-binding proposal states that CRI was co-founded by Bill Gross. Mr. Gross is the former Chief Executive Officer of Heliogen who was terminated by Heliogen in February. The non-binding proposal further states that CRI’s largest investors are Idealab Studio, LLC, an entity affiliated with Mr. Gross, and Prime Movers Lab, which collectively hold, directly or indirectly, approximately 26% of the Company’s outstanding shares. The non-binding proposal is subject to various contingencies, including CRI obtaining financing. Since Mr. Gross´s separation, and as shared during the Company’s March 28, 2023 earnings call, the Company’s new leadership has taken aggressive measures to progress its strategic priorities of increasing sales, installing its first commercial project, and improving the Company’s financial position.

Consistent with its fiduciary duties, Heliogen’s Board will carefully evaluate the non-binding proposal to determine the course of action that it believes is in the best interest of the Company and all Heliogen shareholders and respond appropriately.

Heliogen shareholders do not need to take any action at this time.

Cooley LLP is acting as legal counsel to Heliogen.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. There can be no assurance that the non-binding proposal will result in a formal offer or that any such offer will ultimately result in a completed transaction. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; and (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022, and other documents filed by Heliogen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Louis Baltimore

VP, Investor Relations

Louis.Baltimore@heliogen.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

heliogen@longacresquare.com